Exhibit 99.1

Press Release

Universal Display Contact:
Darice Liu
investor@oled.com
media@oled.com
+1 609-964-5123

Universal Display Corporation Announces First Quarter 2023 Financial Results

EWING, N.J. – May 3, 2023 – Universal Display Corporation (Nasdaq: OLED), enabling energy-efficient displays and lighting with its UniversalPHOLED® technology and materials, today reported financial results for the first quarter ended March 31, 2023.

“Our first quarter results were in-line with our expectations and we are reaffirming our full year 2023 outlook,” said Brian Millard, Vice President and Chief Financial Officer of Universal Display Corporation. “While macro uncertainties continue to linger, we believe that recent OLED investment and product announcements pave the path for a new OLED adoption cycle and strong growth in the coming years. Additionally, today we announced the acquisition of Merck KGaA, Darmstadt, Germany’s phosphorescent emitter patent portfolio, which further strengthens our leadership position in the OLED ecosystem and broadens the tools available to our team as we develop new and next-generation phosphorescent materials. We also announced a new multi-year collaboration agreement with Merck KGaA, Darmstadt, Germany.”

Financial Highlights for the First Quarter of 2023

•
Total revenue in the first quarter of 2023 was $130.5 million as compared to $150.5 million in the first quarter of 2022. As we have previously noted, the near-term weakness in the overall global market economy continues to have an impact on forecasted demand for OLED products utilizing our emitter material over the remaining life of several customers’ contracts compared to prior estimates, resulting in us recording a positive cumulative catch-up adjustment to total revenue during the first quarter of 2023 of $5.7 million arising from changes in estimates of transaction price.
•
Revenue from material sales was $70.2 million in the first quarter of 2023 as compared to $86.7 million in the first quarter of 2022. This decrease was primarily the result of lower unit material volume.
•
Revenue from royalty and license fees was $55.2 million in the first quarter of 2023 as compared to $59.8 million in the first quarter of 2022. This decrease was primarily the result of lower unit material volume.
•
Cost of material sales was $29.5 million in the first quarter of 2023 as compared to $29.9 million in the first quarter of 2022. Cost of material sales during the quarter decreased due to lower unit material volume, offset by a $3.3 million increase in our inventory provision and $4.7 million in costs related to our Shannon facility, which commenced manufacturing activities in June 2022.
•
Total gross margin was 75% in the first three months of 2023 as compared to 78% in the first three months of 2022. Shannon facility costs of $4.7 million and the inventory provision of $3.3 million in 2023 contributed to a 6% decrease in total gross margin between periods.
•
Operating income was $45.4 million in the first quarter of 2023 as compared to $62.3 million in the first quarter of 2022.
•
Net income was $39.8 million or $0.83 per diluted share in the first quarter of 2023 as compared to $50.0 million or $1.05 per diluted share in the first quarter of 2022.

Revenue Comparison

($ in thousands)	Three Months Ended March 31,
	2023	2022
Material sales	$70,190	$86,691
Royalty and license fees	55,210	59,802
Contract research services	5,067	3,977
Total revenue	$130,467	$150,470

Cost of Materials Comparison

($ in thousands)	Three Months Ended March 31,
	2023	2022
Material sales	$70,190	$86,691
Cost of material sales	29,488	29,920
Gross margin on material sales	40,702	56,771
Gross margin as a % of material sales	58%	65%

2023 Guidance

The Company affirms its previous revenue guidance and believes that 2023 revenue will be the range of $550 million to $600 million.

Dividend

The Company also announced a second quarter cash dividend of $0.35 per share on the Company’s common stock. The dividend is payable on June 30, 2023 to all shareholders of record on June 16, 2023.

Conference Call Information

In conjunction with this release, Universal Display will host a conference call on Wednesday, May 3, 2023 at 5:00 p.m. Eastern Time. The live webcast of the conference call can be accessed under the events page of the Company's Investor Relations website at ir.oled.com. Those wishing to participate in the live call should dial 1-877-524-8416 (toll-free) or 1-412-902-1028. Please dial in 5-10 minutes prior to the scheduled conference call time. An online archive of the webcast will be available within two hours of the conclusion of the call.

About Universal Display Corporation

Universal Display Corporation (Nasdaq: OLED) is a leader in the research, development and commercialization of organic light emitting diode (OLED) technologies and materials for use in display and solid-state lighting applications. Founded in 1994 and with subsidiaries and offices around the world, the Company currently owns, exclusively licenses or has the sole right to sublicense more than 5,500 patents issued and pending worldwide. Universal Display licenses its proprietary technologies, including its breakthrough high-efficiency UniversalPHOLED® phosphorescent OLED technology that can enable the development of energy-efficient and eco-friendly displays and solid-state lighting. The Company also develops and offers high-quality, state-of-the-art UniversalPHOLED materials that are recognized as key ingredients in the fabrication of OLEDs with peak performance. In addition, Universal Display delivers innovative and customized solutions to its clients and partners through technology transfer, collaborative technology development and on-site training. To learn more about Universal Display Corporation, please visit https://oled.com/.

Universal Display Corporation and the Universal Display Corporation logo are trademarks or registered trademarks of Universal Display Corporation. All other company, brand or product names may be trademarks or registered trademarks.

# # #

All statements in this document that are not historical, such as those relating to the projected adoption, development and advancement of the Company’s technologies, and the Company’s expected results, as well as the growth of the OLED market and the Company’s opportunities in that market, are forward-looking financial statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements in this document, as they reflect Universal Display Corporation’s current views with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated. These risks and uncertainties are discussed in greater detail in Universal Display Corporation’s periodic reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, including, in particular, the section entitled “Risk Factors” in Universal Display Corporation’s Annual Report on Form 10-K for the year ended December 31, 2022. Universal Display Corporation disclaims any obligation to update any forward-looking statement contained in this document.

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UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in thousands, except share and per share data)

	March 31, 2023	December 31, 2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$158,294	$93,430
Short-term investments	487,812	484,345
Accounts receivable	92,677	92,664
Inventory	174,245	183,220
Other current assets	37,193	45,791
Total current assets	950,221	899,450
PROPERTY AND EQUIPMENT, net of accumulated depreciation of $123,388 and $117,118	145,281	143,445
ACQUIRED TECHNOLOGY, net of accumulated amortization of $174,820 and $189,671	35,843	38,382
OTHER INTANGIBLE ASSETS, net of accumulated amortization of $9,341 and $8,989	7,947	8,247
GOODWILL	15,535	15,535
INVESTMENTS	213,369	259,861
DEFERRED INCOME TAXES	63,292	58,161
OTHER ASSETS	104,224	109,739
TOTAL ASSETS	$1,535,712	$1,532,820
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$9,741	$9,519
Accrued expenses	25,346	51,002
Deferred revenue	37,419	45,599
Other current liabilities	42,451	29,577
Total current liabilities	114,957	135,697
DEFERRED REVENUE	17,843	18,279
RETIREMENT PLAN BENEFIT LIABILITY	60,248	59,790
OTHER LIABILITIES	43,199	43,685
Total liabilities	236,247	257,451
SHAREHOLDERS’ EQUITY:
Preferred Stock, par value $0.01 per share, 5,000,000 shares authorized, 200,000 shares of Series A Nonconvertible Preferred Stock issued and outstanding (liquidation value of $7.50 per share or $1,500)	2	2
Common Stock, par value $0.01 per share, 200,000,000 shares authorized, 48,697,467 and 49,136,030 shares issued, and 47,331,819 and 47,770,382 shares outstanding, at March 31, 2023 and December 31, 2022, respectively	487	491
Additional paid-in capital	679,390	681,335
Retained earnings	676,347	653,277
Accumulated other comprehensive loss	(15,477)	(18,452)
Treasury stock, at cost (1,365,648 shares at March 31, 2023 and December 31, 2022)	(41,284)	(41,284)
Total shareholders’ equity	1,299,465	1,275,369
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,535,712	$1,532,820

UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2023	2022
REVENUE:
Material sales	$70,190	$86,691
Royalty and license fees	55,210	59,802
Contract research services	5,067	3,977
Total revenue	130,467	150,470
COST OF SALES	32,970	33,163
Gross margin	97,497	117,307
OPERATING EXPENSES:
Research and development	31,423	26,545
Selling, general and administrative	15,396	21,062
Amortization of acquired technology and other intangible assets	2,891	5,498
Patent costs	2,255	1,798
Royalty and license expense	164	154
Total operating expenses	52,129	55,057
OPERATING INCOME	45,368	62,250
Interest income, net	6,967	291
Other loss, net	(703)	(34)
Interest and other loss, net	6,264	257
INCOME BEFORE INCOME TAXES	51,632	62,507
INCOME TAX EXPENSE	(11,793)	(12,537)
NET INCOME	$39,839	$49,970
NET INCOME PER COMMON SHARE:
BASIC	$0.83	$1.05
DILUTED	$0.83	$1.05
WEIGHTED AVERAGE SHARES USED IN COMPUTING NET INCOME PER COMMON SHARE:
BASIC	47,523,593	47,369,764
DILUTED	47,567,007	47,440,281
CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.35	$0.30

UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	Three Months Ended March 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$39,839	$49,970
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	6,496	5,627
Amortization of intangibles	2,891	5,498
Amortization of premium and discount on investments, net	(3,597)	(271)
Stock-based compensation to employees	3,992	6,085
Stock-based compensation to Board of Directors and Scientific Advisory Board	423	430
Deferred income tax benefit	(5,936)	(1,380)
Retirement plan expense, net of benefit payments	782	1,359
Decrease (increase) in assets:
Accounts receivable	(13)	2,692
Inventory	8,975	(9,080)
Other current assets	8,598	(8,172)
Other assets	5,515	9,488
Increase (decrease) in liabilities:
Accounts payable and accrued expenses	(24,116)	(4,261)
Other current liabilities	12,874	5,807
Deferred revenue	(8,616)	(13,568)
Other liabilities	(486)	2,384
Net cash provided by operating activities	47,621	52,608
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(9,098)	(10,751)
Purchases of intangibles	(51)	(12)
Purchases of investments	(65,207)	(24,915)
Proceeds from sale and maturity of investments	115,031	50,240
Net cash provided by investing activities	40,675	14,562
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	518	403
Payment of withholding taxes related to stock-based compensation to employees	(7,181)	(7,896)
Cash dividends paid	(16,769)	(14,246)
Net cash used in financing activities	(23,432)	(21,739)
INCREASE IN CASH AND CASH EQUIVALENTS	64,864	45,431
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	93,430	311,993
CASH AND CASH EQUIVALENTS, END OF PERIOD	$158,294	$357,424
The following non-cash activities occurred:
Unrealized gain (loss) on available-for-sale securities	$3,202	$(5,031)
Common stock issued to Board of Directors and Scientific Advisory Board that was earned and accrued for in a previous period	300	300
Net change in accounts payable and accrued expenses related to purchases of property and equipment	766	2,077